Final Form
SUPPLEMENT TO
INCENTIVE UNIT AWARD AGREEMENT
This Supplement to Incentive Unit Award Agreement (this “Supplement”) is executed and agreed to as of March [___], 2021, by and between OMP GP LLC, a Delaware limited liability company (the “Company”), and [________________] (the “Grantee”).
WHEREAS, the Grantee is currently an employee of Oasis Petroleum LLC, an Affiliate of the Company (the “Employer”);
WHEREAS, the LLC Agreement authorizes the issuance by the Company of Class B Units in the Company (“Class B Units”) to individuals employed by the Employer;
WHEREAS, on the terms and subject to the conditions set forth the LLC Agreement and that certain Incentive Unit Award Agreement dated as of May 22, 2017 by and between the Company and the Grantee (the “Original Award Agreement”), the Company issued to the Grantee, and the Grantee accepted such award of, 11,000 Class B Units, which were designated as “Class B1 Units” (capitalized terms used in this Supplement but not defined herein shall have the respective meanings assigned to such terms in the Original Award Agreement);
WHEREAS, the Company, OMS Holdings LLC (“OMS Holdings”), Oasis Midstream Services LLC (“OMS”), Oasis Midstream Partners LP (“OMP”) and the other parties thereto entered into that certain Contribution and Simplification Agreement effective as of the date hereof (the “Simplification Agreement”);
WHEREAS, on the terms and subject to the conditions set forth in the Simplification Agreement, as part of, and contemporaneously with, the consummation of the transactions contemplated by the Simplification Agreement, (i) the OMP incentive distribution rights held by the Company will be cancelled and converted into [_____] common units representing limited partner interests in OMP (“OMP Common Units”), (ii) a wholly owned subsidiary of OMS Holdings will merge with and into the Company, with the Company surviving such merger as the surviving company, (iii) as a result of such merger, each Class B Unit will be converted into and exchanged for [____] OMP Common Units (i.e., a total of [___] of OMP Common Units for the Grantee’s [____] Class B Units) (the “Class B Conversion”);
WHEREAS, all of the Class B Units granted to the Grantee are Unvested OMP Conversion Units, although the Discount Percentage for such Class B Units is 20% as of the date hereof and will increase to 34% in May 2021;
WHEREAS, in anticipation of, and subject to the consummation of, the Class B Conversion, the Company and the Grantee each desires to agree to (i) vesting provisions, transfer restrictions and call rights that will apply to the OMP Common Units to be received by the Grantee in the Class B Conversion (the “OMP Conversion Units”) and (ii) the terms and conditions of such vesting provisions, transfer restrictions and call rights;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, each of the Company and the Grantee hereby agrees as follows:
1.    Impact of the Class B Conversion on the Original Award Agreement; Transfer Restrictions.
(a)    No provision contained in this Supplement shall entitle the Grantee to remain an employee or service provider of, or otherwise be affiliated with, the Employer, the Company or any of their respective Affiliates for any particular period of time.
(b)    By the Grantee’s execution of this Supplement, the Grantee hereby agrees that, effective upon, and subject to the consummation of, the Class B Conversion, the Unvested OMP Conversion Units (as defined below) received by the Grantee pursuant to the Class B Conversion are hereby bound by the terms of the terms and restrictions set forth in this Supplement.
(c)    The Grantee hereby agrees that no Unvested OMP Conversion Unit may be sold, assigned, or otherwise transferred (by operation of law or otherwise) and that a restricted legend will be placed in the applicable OMP registry and the equity grant records of the Employer or its designated agent (e.g., Fidelity Stock Plan Services, LLC), reflecting such transfer restriction.
(d)    Except as expressly modified hereby, the Original Award Agreement shall remain in effect in accordance with its terms. Furthermore, if the Simplification Agreement is terminated without the consummation of the Class B Conversion, then, upon such termination the provisions of this Supplement shall, without further action by the parties hereto, be null and void ab initio.
2.    Vested and Unvested OMP Conversion Units.
(a)    The Company acknowledges that, if the Grantee were terminated by the Company without Cause or voluntarily terminates with Good Reason after May 2021, approximately 34% of the Grantee’s Class B Units would become vested and not subject to the Company’s call right set forth in the Original Award Agreement. Accordingly, the Company hereby agrees that 34% of the Grantee’s OMP Conversion Units (rounded down to the nearest whole unit) will be fully vested upon the consummation of the Class B Conversion (the “Vested OMP Conversion Units”).
(b)    The OMP Conversion Units that do not vest pursuant to Section 2(a) (the “Unvested OMP Conversion Units”) will, upon the consummation of the Class B Conversion will be subject to the restrictions set forth in this Supplement. Unvested OMP Conversion Units shall become Vested OMP Conversion Units in accordance with the provisions of Section 3.

3.    Vesting of Unvested OMP Conversion Units.
(a)    The Company shall have no right to call any of the Vested OMP Conversion Units at any time.
(b)    Notwithstanding anything in this Supplement or the Original Award Agreement to the contrary, the Board of Directors, with the concurrence of the Compensation Committee of the board of directors of Oasis Petroleum Inc., may, at any time, (i) accelerate the vesting of all or any portion of the Unvested OMP Conversion Units received by the Grantee and (ii) modify the number of Unvested OMP Conversion Units subject to the Company’s call right upon a termination of Grantee’s employment with the Company.
(c)    Including the initial vesting set forth in Section 2(a), the OMP Conversion Units shall vest in accordance with the schedule set forth below, depending on the Grantee’s continuous service as an employee of the Employer or any other member of the Company Group through the applicable vesting date:

Vesting Date	Percentage of OMP Conversion Units that are Vested (rounded down to the nearest whole unit)	Number of Vested OMP Conversion Units Represented by Such Percentage
Date of Class B Conversion	34%
First Anniversary of the Class B Conversion	67%
Second Anniversary of the Class B Conversion	100%
(d)    If the Grantee ceases to be employed by the Employer as a result of (i) the Employer’s or any other member of the Company Group’s termination of the Grantee’s employment without Cause or (ii) the Grantee’s resignation for Good Reason, then any Unvested OMP Conversion Units held by Grantee as of the date of such termination shall become Vested OMP Conversion Units.
(e)    If the Grantee ceases to be employed by the Employer as a result of the death of Disability of the Grantee, then any Unvested OMP Conversion Units held by Grantee as of the date of such termination shall become Vested OMP Conversion Units.
4.    Call of Unvested OMP Conversion Units for No Consideration.
(a)    If the Grantee ceases to be employed by the Employer as a result of (x) the Employer’s or any other member of the Company Group’s termination of the Grantee’s employment for Cause or (y) the Grantee’s resignation without Good Reason, then the Company shall have the right (but not the obligation) to call, for no consideration in accordance with Section 5, all Unvested OMP Conversion Units held by the Grantee on the date of such termination. In such case, the date of the Grantee’s termination of employment is referred to in this Supplement as the “Trigger Date.”
(b)    For the avoidance of doubt, any Unvested OMP Conversion Units subject to the Company’s call right but that are not called within 120 days following the applicable Trigger Date (as defined below) shall become Vested OMP Conversion Units.
5.    Procedure for Call of Unvested OMP Conversion Units.
(a)    In order to exercise the Company’s right to call any Unvested OMP Conversion Units that are subject to call pursuant to Section 4, the Company shall deliver written notice (a “Call Notice”) to the Grantee, the Grantee’s legal representative or guardian, or the executor of the Grantee’s estate, as applicable (the “Holder”), no later than 120 days following the applicable Trigger Date. Such Call Notice shall identify the Unvested OMP Conversion Units to be called (the “Subject Units”). If such call right is exercised by the Company, then all Unvested OMP Conversion Units shall be transferred to the Company for no consideration.
(b)    The closing of the call of the Subject Units shall occur as promptly as practicable, but no later than thirty (30) days after the Company’s delivery of a Call Notice.
(c)    The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a call of the Subject Units pursuant to this Supplement, but no failure of the Holder to execute or deliver any such documentation shall affect the validity of a call of the Subject Units pursuant to this Supplement. Following the consummation of a call of all or any portion of the Subject Units, the Grantee shall have no further interest or right in or to such Subject Units.
(d)    In connection with any call of the Subject Units hereunder, the Holder shall make customary representations and warranties concerning (i) the Holder’s valid title to and ownership of the Subject Units, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) the Holder’s authority, power and right to enter into and consummate the sale of the Subject Units, (iii) the absence of any violation, default or acceleration of any agreement to which the Holder is subject or by which the Holder’s assets are bound as a result of the agreement to sell and the sale of the Subject Units, and (iv) the absence of, or compliance with, any governmental or third-party consents, approvals, filings or notifications required to be obtained or made by the Holder in connection with the sale of the Subject Units.
(e)    All securities issued to, or otherwise received by, the Grantee in exchange for the OMP Conversion Units shall continue to be subject to transfer restrictions, vesting provisions, call right and other provisions of this Supplement, including, without limitation, Section 1, Section 2, Section 3, Section 4 and this Section 5.
6.    Representations and Warranties of the Grantee and the Company.
(a)    The Grantee hereby represents and warrants to the Company as follows:

(i)    This Supplement and the Original Award Agreement each constitutes a legal, valid and binding obligation of the Grantee, enforceable in accordance with its terms, as applicable, and the execution, delivery and performance of each of this Supplement and the Original Award Agreement by the Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or by which the Grantee is bound or any judgment, order or decree to which the Grantee is subject.
(ii)    The Grantee has (x) received all the information the Grantee considers necessary in connection with the Grantee’s execution of this Supplement, and (y) had an adequate opportunity (1) to ask questions and receive answers from the Company and the Grantee’s independent counsel regarding the terms, conditions and limitations set forth in this Supplement and the business, properties, prospects and financial condition of the Company and its Affiliates and (2) to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access.
(iii)    The Grantee understands that the OMP Conversion Units are not registered under the Securities Act on the ground that Class B Conversion and the transfer of the OMP Conversion Units pursuant thereto are exempt from registration under the Securities Act pursuant to applicable exemptions therefrom and cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act or applicable securities laws and (y) such disposition is permitted under this Supplement.
(iv)    None of the Company, its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) has provided any tax or legal advice to the Grantee regarding this Supplement and the Grantee has had an opportunity to receive sufficient tax and legal advice from advisors of the Grantee’s own choosing such that the Grantee is entering into this Supplement with full understanding of the tax and legal implications thereof.
(v)    The representations and warranties of the Grantee set forth in this Supplement and the Original Award Agreement are true and correct.
(b)    The Company hereby represents and warrants to the Grantee that each of this Supplement and the Original Award Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and that the execution, delivery and performance of each of this Supplement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or by which the Company is bound or any judgment, order or decree to which the Company is subject.
7.    General Provisions. The general provisions set forth in Section 8 of the Original Award Agreement shall apply, mutatis mutandis, to this Supplement and to the Conversion Common Units as if fully set forth herein.

8.    Spousal Provisions. If the Grantee is married on the date of the Class B Conversion, then the Grantee shall cause his or her spouse to execute a spousal consent in the form set forth on the signature page hereto (the “Spousal Consent”) to evidence such spouse’s agreement and consent to abide by and be bound by the terms and conditions of each of this Supplement and the Original Award Agreement as to such spouse’s interest, whether as community property or otherwise, if any, in the OMP Conversion Units held by the Grantee. Notwithstanding the execution and delivery thereof, such Spousal Consent shall not be deemed to confer or convey to such spouse any rights in the Grantee’s OMP Conversion Units that do not otherwise exist by operation of law or by agreement of the parties. If the Grantee should marry or remarry subsequent to the date of the Class B Conversion, the Grantee shall, within thirty (30) days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Supplement or the Original Award Agreement by causing such spouse to execute and deliver a Spousal Consent. If any spouse of the Grantee fails to execute the Spousal Consent as required hereunder, until such time as the Spousal Consent is duly executed by such spouse, the Grantee’s economic rights associated with the OMP Conversion Units will automatically inure to the benefit of the Company instead of to the Grantee or his or her spouse.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Unit Award Agreement as of the date first written above.
OMP GP LLC
By:
Name:
Title:
GRANTEE

Printed Name:
SPOUSAL CONSENT
The Grantee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of each of this Supplement and the Original Award Agreement and their binding effect upon any marital, elective share or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and the Grantee’s marital relationship for any reason shall not have the effect of removing any OMP Conversion Units otherwise subject to this Supplement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.
SPOUSE

Name:
[Signature Page to Supplement to Incentive Unit Award Agreement]